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                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            ACT Manufacturing, Inc.
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]No fee required.
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: not applicable
  (2) Aggregate number of securities to which transactions applies: not applicable
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: not applicable
  (4) Proposed maximum aggregate value of transaction: not applicable
  (5) Total fee paid: not applicable

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously paid not applicable
  (2) Form, Schedule or Registration Statement No.: not applicable
  (3) Filing party: not applicable
  (4) Date filed: not applicable

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

                            ACT MANUFACTURING, INC.
                                 2 Cabot Road
                          Hudson, Massachusetts 01749

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of ACT Manufacturing, Inc., a Massachusetts corporation (the "Corporation"), will be held on Tuesday, May 18, 1999 at 10:00 A.M., local time, at Testa, Hurwitz & Thibeault, LLP, Conference Center, 125 High Street, High Street Tower, Boston, Massachusetts 02110 for the following purposes:

    1. To elect two members of the Board of Directors to serve for three-year terms as Class I Directors.

    2. To ratify the selection of the firm Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1999.

    3. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Only stockholders of record at the close of business on Wednesday, March 24, 1999, the record date fixed by the Board of Directors for such purpose, are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                       By Order of the Board of Directors

                                       Jeffrey B. Lavin
                                       Clerk

Hudson, Massachusetts
April 15, 1999

 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            ACT MANUFACTURING, INC.
                                 2 Cabot Road
                          Hudson, Massachusetts 01749

                               ----------------
                                PROXY STATEMENT
                               ----------------

                                April 15, 1999

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ACT Manufacturing, Inc. (the
"Corporation") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 18, 1999 at 10:00 A.M., local time, at Testa, Hurwitz & Thibeault, LLP, Conference Center, 125 High Street, High Street Tower, Boston, Massachusetts 02110, and at any adjournments thereof.

  Only stockholders of record as of the close of business on March 24, 1999 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of that date, 9,087,700 shares of common stock, $.01 par value per share (the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Clerk of the Corporation at any time before it is exercised.

  An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1998, is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders on or about April 15, 1999.

Quorum and Votes Required

  The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for election as director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  In the election of the Class I Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as Class I Directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions will have the practical effect of voting against each such matter, other than the election of directors, since they are included in the number of shares present and voting on each such matter. Broker "non-votes" will have no impact on each such matter since they are not so included.

  Each of the persons named as attorneys in the proxies is an officer of the Corporation. All properly executed proxies returned in time to be counted at the meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of the Class I Directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                        SECURITIES OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 24, 1999 certain information regarding beneficial ownership of the Corporation's Common Stock by: (i) each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the shares of Common Stock of the Corporation outstanding at such date;
(ii) each director or nominee for director of the Corporation; (iii) each executive officer identified in the Summary Compensation Table set forth below under the heading "Executive Compensation Summary"; and (iv) all directors, nominees for election to the Board of Directors and executive officers of the Corporation as a group.

                                         Amount and Nature Percentage of Common
Name and Address of Beneficial Owner      of Ownership(1)  Stock Outstanding(2)
------------------------------------     ----------------- --------------------
Douglas R. Ederle(3)...................        947,078             10.4%
 c/o Pell Rudman & Co., Inc.
 100 Federal Street
 Boston, MA 02110
John A. Pino(4)........................      5,020,722             55.2
 c/o ACT Manufacturing, Inc.
 2 Cabot Road
 Hudson, MA 01749
Jeffrey B. Lavin.......................              0                *
Douglass C. Greenlaw(5)................        122,318              1.3
Blaise E. Scioli(6)....................         83,300                *
Robert W. Egan, Jr.(7).................         58,100                *
Edward T. Cuddy(8).....................         16,000                *
Bruce R. Gardner(9)....................         16,332                *
Donald G. Polich(9)....................         15,332                *
All directors and executive officers as
 a group (9 persons)(10)...............      5,337,104             56.8%

--------
 *  Less than 1% of the outstanding shares of Common Stock.
 (1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.
 (2) The number of shares of Common Stock deemed outstanding on March 24, 1999 with respect to a person or group includes: (i) 9,087,700 shares of Common Stock outstanding on such date and (ii) all options that are currently exercisable or will become exercisable within 60 days of March 24, 1999 by the person or group in question.
 (3) According to a Schedule 13D filed with the Securities and Exchange Commission on June 15, 1998. Consists of (a) 500,000 shares held by the 1998 John A. Pino Grantor Retained Annuity Trust dated June 15, 1998, of which Mr. Ederle is a co-trustee, (b) 96,166 shares held by Mr. Ederle as trustee of the Pino Family Trust, a trust for the benefit of Janet M. Pino, Mr. Pino's wife, his children and his issue, (c) 175,456 shares held by Mr. Ederle as trustee of the John M. Pino Trust, a trust for the benefit of John M. Pino, Mr. Pino's son, and (d) 175,456 shares held by Mr. Ederle as trustee of the Melissa A. Pino Trust, a trust for the benefit of Melissa A. Pino, Mr. Pino's daughter. Mr. Ederle disclaims beneficial ownership of all such shares.

 (4) Includes (a) 73,154 shares held by the John A. Pino Grantor Retained Annuity Trust II dated August 16, 1996, of which Mr. Pino is a trustee and (b) 500,000 shares held by the 1998 John A. Pino Grantor Retained Annuity Trust dated June 15, 1998, of which Mr. Pino is a co-trustee. Excludes (a) 96,166 shares held by Douglas R. Ederle, Trustee of the Pino Family Trust, a trust for the benefit of Janet M. Pino, Mr. Pino's wife, his children and his issue, (b) 175,456 shares held by Douglas R. Ederle, Trustee of the John M. Pino Trust, a trust for the benefit of John M. Pino, Mr. Pino's son, and (c) 175,456 shares held by Douglas R. Ederle, Trustee of the Melissa A. Pino Trust, a trust for the benefit of Melissa
     A. Pino, Mr. Pino's daughter.
 (5) Includes 109,600 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
 (6) Includes 83,200 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
 (7) Includes 58,000 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
 (8) Includes 14,000 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
 (9) Includes 15,332 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
(10) Includes 300,464 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  In accordance with the Corporation's Amended and Restated By-laws, the Corporation's Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Edward T. Cuddy and Donald G. Polich are Class I Directors whose terms expire at the Annual Meeting of Stockholders to be held in 1999. The Board is also composed of one Class II Director (John A. Pino) and one Class III Director (Bruce R. Gardner) whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2000 and 2001, respectively.

  The nominees for Class I Directors are Edward T. Cuddy and Donald G. Polich, who are each currently serving as Class I Directors. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for Messrs. Cuddy and Polich will be voted FOR the election of both nominees. Messrs. Cuddy and Polich will be elected to hold office until the Annual Meeting of Stockholders to be held in 2002 and until their respective successors are duly elected and qualified, or until their earlier removal or resignation. Messrs. Cuddy and Polich have indicated their willingness to serve, if elected; however, if either should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW.

  The following table sets forth, for the nominees to be elected at the meeting and for each director whose term of office will extend beyond the meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Corporation, the year each nominee's or director's term will expire and the class of director of each nominee or director.

 Nominee's or Director's
      Name and Year
   Nominee or Director                                         Year Term  Class of
  First Became Director    Position(s) Held                   Will Expire Director
 -----------------------   ----------------                   ----------- --------
 Nominees:
 Edward T. Cuddy (1995)..  Director                              1999         I
 Donald G. Polich
  (1982).................  Director                              1999         I

 Continuing Directors:
 John A. Pino (1988).....  President, Chief Executive Officer    2000        II
                           and Chairman of the Board
 Bruce R. Gardner
  (1994).................  Director                              2001       III

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors met ten (10) times and took action by unanimous written consent four (4) times during the fiscal year ended December 31, 1998.

  The Audit Committee of the Board of Directors, presently comprised of Messrs. Gardner and Polich, both outside directors of the Corporation, was established on March 29, 1995. The Audit Committee is responsible for reviewing the result and scope of audits and other services provided by the Corporation's independent auditors and reviewing the Corporation's internal accounting control policies and procedures. The Audit Committee met four (4) times and took action by unanimous written consent two (2) times during the fiscal year ended December 31, 1998.

  The Compensation Committee of the Board of Directors, presently comprised of Mr. Pino and Messrs. Polich and Cuddy, both outside directors of the Corporation, was established on March 29, 1995. The Compensation Committee reviews and makes recommendations concerning the salaries and incentive compensation of senior executives and employees of and consultants to the Corporation, and oversees the administration of the Corporation's 401(k) plan. The Compensation Committee met once during the fiscal year ended December 31, 1998.

  The Stock Option Committee of the Board of Directors, presently comprised of Messrs. Gardner and Cuddy, both outside directors of the Corporation, was established on March 29, 1995. The Stock Option Committee oversees and administers the Corporation's 1993 Stock Option Plans, 1995 Stock Plan and 1995 Non-Employee Director Stock Option Plan. During the fiscal year ended December 31, 1998, the Stock Option Committee took action by written consent three (3) times.

  The Board of Directors does not currently have a nominating committee. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served during the fiscal year ended December 31, 1998.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the Class I nominees to be elected at the meeting, the current directors who will continue to serve as directors beyond the meeting, and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

  Name                          Age                  Position
  ----                          ---                  --------
John A. Pino(1)................  51 President, Chief Executive Officer and
                                    Chairman of the Board

Jeffrey B. Lavin...............  44 Vice President of Finance, Chief Financial
                                    Officer, Treasurer and Clerk

Douglass C. Greenlaw...........  48 Vice President of Strategic Development

Blaise E. Scioli...............  41 Vice President and General Manager of Cable
                                    Division

Robert W. Egan, Jr. ...........  42 Vice President of Business Development

David Harrington...............  41 Vice President of Worldwide Materials
                                    Management

Edward T. Cuddy(1)(3)..........  63 Director

Bruce R. Gardner(2)(3).........  56 Director

Donald G. Polich(1)(2).........  64 Director

--------
(1) Member of Compensation Committee
(2) Member of Audit Committee
(3) Member of Stock Option Committee

Directors to be Elected at the Meeting

  Edward T. Cuddy joined the Corporation as a Director in April 1995. In August 1995, Mr. Cuddy retired from his position as Vice President of Manufacturing and Member of the Senior Staff at GTECH Corporation, a firm which designs, manufactures, installs and services customized computer equipment for state and local governments. In addition to serving on the Corporation's Board, Mr. Cuddy currently serves as a director of Terascape Software, Inc., a privately-held software company which optimizes database storage and management, a director of Worldwide Interchange Network, Inc., a privately-held consulting company assisting companies wishing to manufacture in or export to Southeast Asia, and as a member of the Executive Advisory Board of The Register Company, a privately-held worldwide provider of training and consulting in the quality field.

  Donald G. Polich has been an independent consultant since January 1993, following the sale by him of all of the outstanding stock of the Corporation and Automated Component Technologies, Inc. ("ACT II"), the Corporation's printed circuit board assembly predecessor, to Mr. Pino. Mr. Polich has served as a Director of the Corporation since he founded it in 1982. Mr. Polich also served as the President and Chief Executive Officer of the Corporation from inception until February 1988, and was President and Chief Executive Officer and a director of ACT II from its inception in December 1986 until March 1992.

Directors Whose Terms Extend Beyond the Meeting

  John A. Pino joined the Corporation as President and a Director in February 1988. He also became Executive Vice President of ACT II in March 1991, and President of that company in March 1992. Mr. Pino became Chairman of the Board and Chief Executive Officer of the Corporation in January 1993 and served as Treasurer of the Corporation from January 1993 to February 1995. Prior to joining the Corporation, he had served as Vice President of Finance for New Balance Athletic Shoe, Inc. and Visual Technology, Inc. and as Corporate Controller for Datacon, Inc.

  Bruce R. Gardner has been a director of the Corporation since December 1994. Mr. Gardner has been the President since November 1997, and prior to that, the Chief Financial Officer and Treasurer and a director of Datawatch Corporation, a provider of personal computer software, since co-founding that corporation in 1985. Mr. Gardner was a Senior Vice President of Datawatch until June 1993 when he became Executive Vice President of that company.

Executive Officers

  Jeffrey B. Lavin joined the Corporation as Vice President of Finance, Chief Financial Officer, Treasurer and Clerk in December 1998. Prior to joining the Corporation, Mr. Lavin was Corporate Controller for Wyman-Gordon Company, a publicly-traded international manufacturer of highly engineered components, primarily for the aerospace industry, from 1994 to 1998. Mr. Lavin also served as Senior Consultant with Siegel & Dunn, a management consulting firm providing a broad range of services, including turnaround management, from 1991 to 1994 and as Chief Financial Officer, Controller and Chief Accounting Officer with Patten Corporation, a publicly-traded retail real estate and mortgage banking company, from 1986 to 1991.

  Douglass C. Greenlaw has been the Vice President of Strategic Development since November 1998. He was Vice President of Finance and Administration and Chief Financial Officer of the Corporation from January 1995 until November 1998, and Treasurer and Clerk of the Corporation from February 1995 until December 1998. Prior to joining the Corporation, Mr. Greenlaw was Vice President of Finance and Administration and Chief Financial Officer at BioSepra, Inc., a developer of chemical media and process systems, from April 1994 to January 1995. He served Corporate Software Incorporated, a reseller of computer software and related services, as Vice President of Operations from July 1993 until April 1994 and as Vice President of Finance and Chief Financial Officer from April 1991 until July 1993. Prior to April 1991, Mr. Greenlaw had been with Millipore Corporation, a separations company, and since December 1984 had been the Vice President of Finance and Administration of the Waters Chromatography division.

  Blaise E. Scioli has been the Vice President and General Manager of the Corporation's Cable Division since April 1998 and was the Vice President of Sales and Marketing from 1991 through April 1998. He has held several management positions in the Corporation since joining in June 1986. Prior to joining the Corporation, Mr. Scioli held various sales and marketing positions for AMP, Inc., a manufacturer of electronic interconnection products, from August 1981 to June 1986.

  Robert W. Egan, Jr. has been the Vice President of Business Development since March 1994. Mr. Egan was the Director of Business Development for Lockheed Commercial Electronics Company, a contract manufacturer, from March 1992 to February 1994. Prior to that, he served as the Vice President of Sales and Marketing for Heliotron Corporation, a contract manufacturer, from April 1990 to March 1992. From April 1988 to March 1990, Mr. Egan was a marketing manager for SCI Systems, Inc., a contract manufacturer.

  David F. Harrington joined the Corporation as Director of Materials Management in June 1997 and became Vice President of Worldwide Materials Management in March 1999. Prior to joining the Corporation, Mr. Harrington served as Director of Procurement for Data General Co., a manufacturer of electronic hardware and software products, from October 1994 to June 1997. Mr. Harrington held various materials management positions at Hewlett Packard, a global producer of computers and test and measurement instruments, from February 1988 to October 1994 and at Apollo Computer, a computer manufacturing company, from October 1982 to February 1988.

  Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relations among any of the executive officers or directors of the Corporation.

                      COMPENSATION AND OTHER INFORMATION
                  CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation Summary

  The following table shows certain information with respect to the annual and long-term compensation of the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 1998, 1997 and 1996.

                          Summary Compensation Table

                                                          Long-Term
                             Annual Compensation(1)    Compensation(2)
                             ------------------------- ---------------
                                                           Awards
                                           Commission    Securities
Name and Principal                            and        Underlying        All Other
Position                Year Salary($)    Bonus($)(3)  Options/SARs(#) Compensation($)(4)
------------------      ---- -----------  ------------ --------------- ------------------
John A. Pino........... 1998 $   200,000    $      --          --           $196,630(5)
 President, Chief
 Executive Officer and  1997     200,000           --          --            196,685(5)
 Chairman of the Board  1996     180,000       100,000         --            196,174(5)

Jeffrey B. Lavin(6).... 1998      11,560        20,000     100,000               --
 Vice President of
 Finance, Chief
 Financial Officer,
 Treasurer and Clerk

Douglass C. Greenlaw... 1998     165,000           --       12,000(7)            540
 Vice President of
 Strategic Development                                      54,000(7)
                        1997     165,000           --       66,000               723
                        1996     150,000        60,000      12,000               174

Blaise E. Scioli....... 1998     125,000       120,000     100,000               540
 Vice President and
 General Manager                                            12,000(7)
 of Cable Division      1997     100,000           --       12,000               484
                        1996     100,000        50,528      12,000                66

Robert W. Egan, Jr. ... 1998     100,000           --       12,000(7)            540
 Vice President of
 Business Development   1997     100,000           --       12,000               503
                        1996     100,000        68,178      12,000                51

--------
(1) Excludes perquisites and other personal benefits, if any, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary and commission and bonus reported.
(2) The Corporation did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan payouts during the fiscal years 1998, 1997 or 1996.
(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(4) Consists of premiums for term life insurance paid by the Corporation on behalf of the Named Executive Officer and the Corporation's matching contributions related to the Corporation's 401(k) Plan.
(5) Includes life insurance premiums paid by the Corporation on behalf of Mr. Pino in fiscal 1996, 1997 or 1998, as applicable, on a split-dollar life insurance policy as described below under "Split-Dollar Life Insurance Agreement".

(6) Mr. Lavin's employment with the Corporation began in December 1998. Mr. Lavin's fiscal 1998 base salary was $152,500.
(7) Represents stock options that were issued in the January 1998 repricing in exchange for an equivalent number of previously outstanding stock options granted in 1997 which had an exercise price greater than the fair market value of the Corporation's Common Stock on January 16, 1998. Other than the exercise price, the material terms and conditions applicable to these options are the same as the old options, including the terms of vesting. See "--Option Repricings" and "Compensation Committee and Stock Option Committee Report on Executive Compensation."

Option/SAR Grants in Last Fiscal Year

  The following table shows information regarding grants of stock options to the Named Executive Officers pursuant to the Corporation's stock plans during the year ended December 31, 1998. The Corporation did not grant any stock appreciation rights in fiscal 1998.

                           Option/SAR Grants in 1998

                                      Individual Grants
                        -----------------------------------------------
                                     Percent of                              Potential
                                       Total                            Realizable Value at
                         Number of   Options /                            Assumed Annual
                        Securities      SARs                              Rates of Stock
                        Underlying   Granted to                         Price Appreciation
                         Options /   Employees    Exercise              for Option Term(2)
                           SARs      in Fiscal     Price     Expiration -------------------
   Name                 Granted (#)   Year (%)  ($/Share)(1)    Date     5%($)     10%($)
   ----                 -----------  ---------- ------------ ----------  -----   ----------
John A. Pino...........       --         --           --           --        --         --
 President, CEO and
 Chairman of the Board

Jeffrey B. Lavin.......   100,000(3)    9.79%      $ 8.81      12/3/09  $554,213 $1,404,486
 Vice President of
 Finance,
 Chief Financial
 Officer,
 Treasurer and Clerk

Douglass C. Greenlaw...    12,000(5)    1.18%      $13.94       3/6/07  $105,183 $  266,553
 Vice President of         54,000(5)    5.29%      $13.94       3/6/07  $473,322 $1,199,490
 Strategic Development

Blaise E. Scioli.......   100,000(4)    9.79%      $ 7.88     10/30/08  $495,255 $1,255,072
 Vice President and        12,000(5)    1.18%      $13.94       3/6/07  $105,183 $  266,553
 General Manager
 of Cable Division

Robert W. Egan, Jr. ...    12,000(5)    1.18%      $13.94       3/6/07  $105,183 $  266,553
 Vice President of
 Business Development

--------
(1) All options were granted at fair market value as determined by the Board of Directors of the Corporation on the date of grant.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation

   (5% and 10%) on the market value of the Corporation's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named Executive Officers.
(3) The options become exercisable at the rate of 20% per annum.
(4) The options become exercisable at the rate of 33 1/3% per annum.
(5) Represents stock options that were issued in the January 1998 repricing with an exercise price equal to the fair market value of the Corporation's Common Stock ($13.94) on the date of the repricing (January 16, 1998) in exchange for an equivalent number of previously outstanding stock options granted in 1997 which had an exercise price greater than the fair market value of the Corporation's Common Stock on January 16, 1998. See "--Option Repricings" and "Compensation Committee and Stock Option Committee Report on Executive Compensation."

Option Exercises and Fiscal Year-End Values

  The following table sets forth information with respect to options to purchase the Corporation's Common Stock granted to the Named Executive Officers under the Corporation's stock plans, including (i) the number of shares of Common Stock purchased upon exercise of options during the fiscal year ended December 31, 1998; (ii) the net value realized upon such exercise;
(iii) the number of unexercised options outstanding at December 31, 1998; and
(iv) the value of such unexercised options at December 31, 1998.

            Aggregated Option/SAR Exercises in Last Fiscal Year and
                    Option/SAR Values at December 31, 1998

                                                 Number of Securities      Value of Unexercised
                                                Underlying Unexercised         In-the-Money
                                                    Options/SARs at           Options/SARs at
                            Shares     Value     December 31, 1998 (#)   December 31, 1998 ($)(2)
                         Acquired on  Realized ------------------------- -------------------------
  Name                   Exercise (#)  ($)(1)  Exercisable/Unexercisable Exercisable/Unexercisable
  ----                   ------------ -------- ------------------------- -------------------------
John A. Pino............      --         --                    --                          --
Jeffrey B. Lavin........      --         --              0/100,000           $      0/$550,050
Douglass C. Greenlaw....      --         --         79,200/110,800           $525,440/$367,155
Blaise E. Scioli........      --         --         75,200/112,000           $830,202/$663,056
Robert W. Egan, Jr. ....      --         --          33,200/28,800           $263,252/$182,922

--------
(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not necessarily reflect amounts received by the Named Executive Officers.
(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1998, the last day during fiscal year 1998 for which market prices are available ($14.313 per share as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the options. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the date on which the options are exercised and the date on which the underlying shares of Common Stock are sold.

Option Repricings

  In January of 1998, in order to re-establish the incentive nature of outstanding stock options with exercise prices greater than the then current fair market value of the Corporation's Common Stock, the Corporation offered to each employee who was granted a stock option under the Corporation's 1995 Stock Plan during the 1997 fiscal year (each, an "Old Option" and collectively, the "Old Options"), the opportunity to exchange such option for an option covering an equivalent number of shares with an exercise price equal to the then current fair market value of the Corporation's Common Stock (each, a "New Option" and collectively, the "New Options"). Other than a reduction in the exercise price, all material terms and conditions applicable to the New Options are the same as the Old Options, including the terms of vesting. In total, Old Options to purchase an aggregate of 516,500 shares of Common Stock at exercise prices ranging from $14.44 to $39.25 were exchanged for New Options. The Corporation has not issued, repriced or amended any stock appreciation rights.

  The following table provides the specified information concerning the repricing of options to purchase the Corporation's Common Stock held by any executive officer of the Corporation for the one time such repricing has occurred since March 30, 1995, the date of the Corporation's initial public offering of its Common Stock:

                          Ten-Year Option Repricings

                                  Number of                                                Length of
                                 Securities                                             Original Option
                                 Underlying  Market Price of Exercise Price at          Term Remaining
                                   Options    Stock at Time       Time of        New      at Date of
                                 Repriced or of Repricing or   Repricing or    Exercise  Repricing or
Name and Position         Date   Amended(#)   Amendment($)     Amendment($)    Price($)  Amendment(1)
-----------------        ------- ----------- --------------- ----------------- -------- ---------------
Douglass C. Greenlaw.... 1/16/98   12,000        $13.94           $19.38        $13.94     9.2 years
 Vice President of       1/16/98   54,000        $13.94           $19.38        $13.94     9.2 years
 Strategic Development

Blaise E. Scioli........ 1/16/98   12,000        $13.94           $19.38        $13.94     9.2 years
 Vice President and
 General Manager of
 Cable Division

Robert W. Egan, Jr. .... 1/16/98   12,000        $13.94           $19.38        $13.94     9.2 years
 Vice President of
 Business Development

David Harrington........ 1/16/98   25,000        $13.94           $39.25        $13.94     9.5 years
 Vice President of
 Worldwide Materials
 Management

--------
(1) All repriced options described in the table have a term of ten years from the date of grant.

Compensation Committee and Stock Option Committee Report on Executive
Compensation

  The Corporation's executive compensation program is administered by the compensation committee (the "Compensation Committee") and the stock option committee (the "Stock Option Committee") of the Board of Directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for establishing and administering the Corporation's executive compensation plans and policies (other then with respect to the Corporation's stock plans). The Compensation Committee is comprised of three directors, two of whom are independent outside directors. The Stock Option Committee, which is comprised of two independent outside directors, makes recommendations and awards under, and administers, the Corporation's stock plans.

 Compensation Philosophy

  The Corporation's compensation policy for executive officers is reviewed and approved by the Compensation Committee and the Stock Option Committee. The Corporation's executive compensation program is designed to promote the following objectives:

  . To enhance profitability of the Corporation and increase stockholder value.

  . To provide competitive levels of compensation that will attract, retain, motivate and reward highly qualified executives.

  . To recognize individual initiative and achievement.

  . To align the interests of the Corporation's management with those of stockholders by including long-term equity incentives.

 Executive Compensation Program

  The Corporation's executive compensation program consists of three elements:
(i) cash compensation in the form of base salary, (ii) annual incentive compensation in the form of cash bonuses and (iii) long-term equity incentives in the form of stock options. Elements (i) and (ii) are administered by the Compensation Committee, and element (iii) is administered by the Stock Option Committee. Executive officers are also eligible to participate in certain benefit programs which are generally available to all employees of the Corporation, including life insurance, a 401(k) retirement savings plan and the Corporation's 1995 Employee Stock Purchase Plan. In all cases, the Compensation Committee's and Stock Option Committee's decisions involving executive officer compensation are ultimately based on each committee's judgment regarding the best interests of the Corporation and its stockholders.

 Base Salary

  Base salary compensation levels for each of the Corporation's executive officers, including the Chief Executive Officer, are generally determined by evaluating (i) the experience of and the responsibilities to be held by the individual, (ii) the Corporation's past financial performance and future expectations and (iii) individual performance. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon consideration of all of these factors, as well as the progress made with respect to the Corporation's long-term goals and strategies. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications, experience and responsibilities at companies in the same or similar business and has generally set base salary in the mid-range level of executive compensation that the Compensation Committee believes are paid to such executive officers. Base salary levels for each of the Corporation's executive officers, other than the Chief Executive Officer, are also based upon evaluations and recommendations made by the Chief Executive Officer. With respect to executive officers who first joined the Corporation in 1998, special consideration was given to each officer's compensation package at his/her prior place of employment.

 Annual Incentive Compensation

  Each executive officer, including the Chief Executive Officer, is entitled to receive annual incentive compensation, in the form of cash bonuses based on the achievement by the Corporation of predetermined revenue and earnings objectives, as well as the performance of the individual executive officer. Cash bonuses are intended to constitute a significant portion of an executive officer's incentive and total compensation package. Cash bonuses for each of the Corporation's executive officers, other than the Corporation's Chief Executive Officer, are also based upon recommendations of the Chief Executive Officer.

 Long-Term Incentive Compensation

  Long-term incentive compensation, in the form of stock options, provide a stock-based incentive to improve the Corporation's financial performance by allowing the executive officers to share in any appreciation in the value of the Corporation's Common Stock. Accordingly, the Compensation and the Stock Option Committees believe that stock option participation aligns the interests of executive officers with those of the Corporation's stockholders by encouraging executive officers to maximize the value of the Corporation. Stock options also assist in the recruitment, motivation and retention of key professional and managerial personnel. Stock options are granted to executive officers from time to time based primarily upon the individual's actual and/or potential contributions to the Corporation, competitive market practices, and the Corporation's financial performance. When establishing stock option grant levels for executive officers, the Stock Option Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current market value of the Corporation's Common Stock. Stock options granted under the Corporation's 1995 Stock Plan and 1993 Stock Option Plans have an exercise price equal to the fair market value of the stock on the date of grant. In January 1998, certain options granted to employees of the Corporation, including executive officers, in 1997 were exchanged for new options with a lower exercise price equal to the then current fair market value of the Corporation's Common Stock.

  In the year ended December 31, 1998, Blaise E. Scioli, the Corporation's Vice President and General Manager of the Corporation's Cable Division, was granted an option to purchase up to 100,000 shares of Common Stock at an exercise price of $7.88 per share. Jeffrey B. Lavin, Vice President of Finance, Chief Financial Officer, Treasurer and Clerk was granted an option to purchase up to 100,000 shares of Common Stock, at an exercise price of $8.81. No stock options were granted during the year ended December 31, 1998 to the Chief Executive Officer.

 Repricing of 1997 Option Grants

  The Corporation believes stock options are intended to provide long-term incentives to officers and other employees of the Corporation to improve the Corporation's financial performance and to assist in the recruitment, motivation and retention of key professional and managerial personnel. In January 1998, in authorizing the exchange of the Old Options, the Stock Option Committee reviewed the stock options held by the Corporation's employees (including executive officers) and concluded that the broad decline in the price of the Corporation's Common Stock had resulted in stock options granted pursuant to the Corporation's 1995 Stock Plan during fiscal 1997 having exercise prices well above the recent trading prices for the Common Stock. In addition, the Stock Option Committee considered the fact that compensation packages appeared less attractive due to option exercise prices well above the current market price of the Common Stock, the intense competition for experienced and qualified employees and the importance to the Corporation of retaining key employees. The Stock Option Committee determined that the disparity between the exercise price of the Old Options and the then current market price of the Corporation's Common Stock did not provide meaningful incentives to the officers and employees holding such options to perform to their maximum potential and work towards the success of the Corporation. For these reasons, the Stock Option Committee determined it to be in the best interests of the Corporation and its stockholders to restore the incentive for executive officers and employees to remain with the Corporation and exert their maximum efforts on behalf of the Corporation by offering holders of the Old Options the opportunity to exchange the Old Options for New Options with an exercise price equal to the then current market price of $13.94 per share. All other terms and conditions applicable to the Old Options, including the terms of vesting, remained the same in the New Options.

  Inquiries conducted by the Stock Option Committee indicated that other companies in the high technology industry have been confronted with this problem and have made similar adjustments to stock options in order to motivate their employees. The Stock Option Committee also concluded that the loss of key employees could have a significant adverse impact on the Corporation's operations and performance.

 Compensation of the Chief Executive Officer

  Consistent with the executive compensation policies described above, Mr. Pino received salary compensation of $200,000 and no incentive compensation for the fiscal year ended December 31, 1998. In 1998, as in prior years, Mr. Pino did not receive any long-term equity incentives in the form of stock options pursuant to the Corporation's stock plans.

 Deductibility of Executive Compensation Expenses

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation in excess of $1 million paid to any of the executive officers named in the Summary Compensation Table above. The Compensation Committee has considered the requirements of Section 162(m) of the Code and the related regulations. It is the Compensation Committees' present belief that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation will be deductible for all income tax purposes.

Respectfully submitted by the Compensation Committee,

                                       Respectfully submitted by theStock
                                       Option Committee,


Edward T. Cuddy
John A. Pino                           Edward T. Cuddy
Donald G. Polich                       Bruce R. Gardner

Compensation Committee Interlocks and Insider Participation

  The Corporation's Board of Directors established a Compensation Committee in March 1995. The Compensation Committee currently consists of Messrs. Cuddy, Pino and Polich. During the fiscal year ended December 31, 1998, Mr. Pino, the Corporation's President and Chief Executive Officer and a Director, participated in the deliberations of the Board of Directors concerning the compensation of executive officers but did not participate in the Board's deliberations concerning his own compensation.

  Mr. Polich was formerly an officer of the Corporation.

Certain Relationships and Related Transactions

 Agreements with Donald G. Polich

  The Corporation is a party to two separate Consulting Agreements dated as of August 4, 1993, as amended, with Re-Act Consulting, a consulting company of which Mr. Polich and Nelva Polich, Mr. Polich's wife, are the owners and employees (the "Consulting Agreements"). Each of the Consulting Agreements terminate on August 4, 2003. The Consulting Agreements provide for initial monthly consulting fees of approximately $16,500 which increase by eight percent (8%) per annum. The Corporation paid consulting fees under the Consulting Agreements of approximately $280,000 during 1998.

  The Corporation is a party to two separate Noncompetition Agreements dated as of January 1, 1993, as amended, with Mr. Polich (the "Noncompetition Agreements"). Each of the Noncompetition Agreements terminate on January 1, 2003. Under these agreements, Mr. Polich agreed not to engage in any business activity in the United States which is directly or indirectly in competition with the Corporation, including businesses relating to cable and harness assembly, printed circuit board assembly, subassembly and assembly of final products. Mr. Polich is prohibited from soliciting any employee of the Corporation to become an employee of any competing organization during the term of such agreements. Pursuant to the Noncompetition Agreements, the Corporation paid to Mr. Polich approximately $73,000 during 1998.

  Pursuant to a Stock Purchase Agreement dated as of January 1, 1993, as amended, among the Corporation, Mr. Pino and Mr. Polich, Mr. Pino agreed to vote his shares in the Corporation in favor of electing Mr. Polich as a director of the Corporation until the earlier of: (i) January 1, 2003 or (ii) the date on which all payments required by the Corporation under the Consulting Agreements and Noncompetition Agreements have been paid in full. In addition, the Corporation agreed that during such time that Mr. Polich is entitled to be elected a director (i) Mr. Polich will receive annual director fees from the Corporation in the amount of $7,500 (provided, that such fees shall be applied to Mr. Polich's $70,686 loan, as of such date, from the Corporation to him), (ii) the Corporation will maintain a $1,000,000 term life insurance policy on his life payable to his spouse, and (iii) the Corporation will provide Mr. and Mrs. Polich with health insurance pursuant to the standard health insurance benefits provided to employees of the Corporation. During 1998, the Corporation applied the $7,500 director fees against Mr. Polich's loan from the Corporation described below, paid approximately $5,800 in premiums for the insurance policy on Mr. Polich's life and paid approximately $4,600 in health insurance premiums for Mr. and Mrs. Polich.

  Mr. Polich is the obligor on a promissory note in the original principal amount of $70,686 payable to the Corporation. The obligation is evidenced by a note dated December 31, 1992 which bears interest at six percent per annum, and the $7,500 in annual director's fees which are paid to Mr. Polich are applied to the principal and interest due on such note. All unpaid principal and accrued interest is due December 31, 2002. As of December 31, 1998, the principal and accrued interest outstanding on the promissory note was $34,334.

 Re-Act Realty Trust

  The Corporation leases two facilities in Hudson, Massachusetts and in 1998 leased certain equipment from Re-Act Realty Trust, a Massachusetts nominee trust ("Re-Act Realty Trust"), of which Mr. Pino is Trustee and the beneficiaries of which are Mr. Pino and Janet M. Pino. The two facility leases provide for terms expiring in 2003, and provided for total base monthly rent during 1998 of approximately $32,000. The Corporation assumes the cost of all taxes, betterment assessments, insurance costs, utility costs and all other operating and maintenance expenses for the facilities. The equipment lease expired on December 31, 1998. Under the leases, the Corporation paid Re-Act Realty Trust a total of approximately $388,000 during 1998.

 Split-Dollar Life Insurance Agreement

  In September 1996, the Corporation entered into a "split-dollar" life insurance agreement with a trust established by John A. Pino and his wife, Janet M. Pino. Under the terms of the agreement, the Corporation and the trust will share in the premium costs of a whole life insurance policy on the joint lives of Mr. and Mrs. Pino. The Corporation is entitled to reimbursement of the amounts advanced, without interest, upon the first to occur of (a) the death of the later of Mr. or Mrs. Pino or (b) the surrender of the policy. These advances are secured by a collateral assignment of the policy to the Corporation. In 1998, the Corporation advanced approximately $196,000 toward the payment of the premiums.

 Other Transactions

  The Corporation has entered into a Registration Rights Agreement dated February 8, 1995 with Mr. Pino and certain trusts previously established by Mr. Pino pursuant to which the Corporation, under certain circumstances, will be required to register their shares of Common Stock under the Securities Act of 1933, as amended.

  The Corporation has adopted a policy whereby all material future transactions between the Corporation and its officers, directors and affiliates will be on terms no less favorable to the Corporation than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Corporation's Board of Directors.

Compensation of Directors

  As compensation for serving on the Board of Directors, the Corporation pays each non-employee director $5,000 annually and an additional $1,000 for each meeting of the Board of Directors that they attend. Non-employee directors also receive $500 for their attendance at each meeting of any Board committees on which they serve unless such committee meeting is held on the same date as a meeting of the Board, and will be reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Non-employee directors are also automatically granted options to purchase shares of the Corporation's Common Stock pursuant to the 1995 Non-Employee Director Stock Option Plan. Mr. Polich receives minimum annual director's fees, payable quarterly, of $7,500 for his service on the Board of Directors.

  Directors who are officers or employees of the Corporation do not receive any additional compensation for their services as directors.

Stock Performance Graph

  The following graph compares the percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on March 30, 1995 through December 31, 1998, with the cumulative total return for the Nasdaq Market Index and an SIC Index that includes all organizations in the Corporation's Standard Industrial Classification (SIC) Code 367-Electronic Components & Accessories. The comparison assumes $100 was invested on March 30, 1995, the date the Corporation's Common Stock began publicly trading, in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                  Comparison of Cumulative Total Return(1)(2)

                                                  FISCAL YEAR ENDING
                             -------------------------------------------------------------
COMPANY/INDEX/MARKET         3/30/1995   12/29/1995   12/31/1996   12/31/1997   12/31/1998
--------------------         ---------   ----------   ----------   ----------   ----------
ACT Manufacturing              100.00        92.71      219.79       117.75       119.25
Electronic Components
  & Access                     100.00       125.76      190.66       202.87       296.95
NASDAQ Market Index            100.00       120.91      150.25       183.79       259.22

--------
(1) Prior to March 30, 1995, the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Richmond, Virginia, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

                                  PROPOSAL 2

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of Deloitte & Touche LLP ("Deloitte & Touche"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1999. Deloitte & Touche has served as the Corporation's auditors since 1985. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions from the stockholders. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future years.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                        RATIFICATION OF THIS SELECTION.

                             SECTION 16 REPORTING

  Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1998, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1998.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than December 16, 1999. The deadline for providing timely notice to the Corporation of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders of the Corporation is February 28, 2000. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to ACT Manufacturing, Inc., 2 Cabot Road, Hudson, MA 01749, Attention: Jeffrey B. Lavin, Clerk.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Corporation. In addition to soliciting stockholders by mail and through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                          By Order of the Board of Directors

                                          Jeffrey B. Lavin
                                          Clerk

                            ACT MANUFACTURING, INC.

                 PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 18, 1999
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of ACT Manufacturing, Inc., a Massachusetts corporation (the "Corporation") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 1999 and hereby appoints John A. Pino and Jeffrey B. Lavin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at Testa, Hurwitz & Thibeault, LLP, Conference Center, 125 High Street, High Street Tower, Boston, Massachusetts 02110 on May 18, 1999 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

               (Continued and to be signed on the reverse side.)

--------------- Please Detach and Mail in the Envelope Provided ---------------

A [X]  Please mark your
       votes as in this
       example.

                         FOR   WITHHELD
1.  To elect two (2)     [_]     [_]         Nominees:  Edward T. Cuddy
    Directors, each to                                  Donald G. Polich
    serve for a three-
    year term as a
    Class I Director.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.)

2.  To ratify the selection of the firm of Deloitte &   FOR   AGAINST   ABSTAIN
    Touche LLP as independent auditors for the fiscal   [_]     [_]       [_]
    year ending December 31, 1999.

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


SIGNATURE                                             DATED              , 1999
         ----------------------------------------          --------------

SIGNATURE
         ----------------------------------------
                     IF HELD JOINTLY

Note: (This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)